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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A/A

Amendment No. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DOT HILL SYSTEMS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3460176
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
6305 El Camino Real Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective Pursuant to General Instruction A.(c), please check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:	(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

        In connection with the adoption of a stockholder rights plan by Dot Hill Systems Corp., a Delaware corporation (the "Company") providing for the dividend distribution of one preferred share purchase right for each outstanding share of the Company's common stock, par value $0.001 per share (the "Common Stock"), the Company is hereby amending the Registration Statement on Form 8-A relating to the Common Stock filed with the Securities and Exchange Commission (the "SEC") on August 29, 1997, as amended by Amendments No. 1 and No.2 to the Registration Statement on Form 8-A/A filed with the SEC on September 4, 1997 and December 11, 2002, respectively.

Item 1.    Description of Registrant's Securities to be Registered.

        We hereby incorporate the description of our capital stock by reference to our Current Report on Form 8-K filed with the SEC on May 19, 2003, including any amendments or reports filed for the purpose of updating such description.

Item 2.    Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of the registrant (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed with the SEC on September 19, 2001 and incorporated herein by reference).
3.2	Amended and Restated Bylaws of the registrant (filed as Exhibit 3.3 to the registrant's Current Report on Form 8-K filed with the SEC on May 19, 2003 and incorporated herein by reference).
4.2	Form of Common Stock Certificate (filed as Exhibit 4.3 to the registrant's Current Report on Form 8-K filed with the SEC on January 14, 2003 and incorporated herein by reference).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

DOT HILL SYSTEMS CORP.
Date: May 19, 2003	By:	/s/ JAMES L. LAMBERT James L. Lambert Chief Executive Officer, President, Chief Operating Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of the registrant (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed with the SEC on September 19, 2001 and incorporated herein by reference).
3.3	Amended and Restated Bylaws of the registrant (filed as Exhibit 3.3 to the registrant's Current Report on Form 8-K filed with the SEC on May 19, 2003 and incorporated herein by reference).
4.2	Form of Common Stock Certificate (filed as Exhibit 4.3 to the registrant's Current Report on Form 8-K filed with the SEC on January 14, 2003 and incorporated herein by reference).

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX